Exhibit 99.1
NVR, INC. ANNOUNCES SECOND QUARTER RESULTS
July 20, 2018, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2018 of $203,174,000, or $49.05 per diluted share. Net income and diluted earnings per share for the second quarter ended June 30, 2018 increased 37% and 39%, respectively, when compared to 2017 second quarter net income of $147,877,000, or $35.19 per diluted share. Consolidated revenues for the second quarter of 2018 totaled $1,787,305,000, a 16% increase from $1,544,492,000 in the second quarter of 2017.
For the six months ended June 30, 2018, consolidated revenues were $3,316,719,000, an 18% increase from $2,821,584,000 reported for 2017. Net income for the six months ended June 30, 2018 was $369,223,000, an increase of 47% when compared to the six months ended June 30, 2017. Diluted earnings per share for the six months ended June 30, 2018 was $88.31, an increase of 46% from $60.36 per diluted share for 2017.
Net income and diluted earnings per share were favorably impacted by the reduction in the Company's effective tax rate for the three and six months ended June 30, 2018 to 15.9% and 14.6%, respectively, compared to 29.2% and 26.5% for the three and six months ended June 30, 2017, respectively. The reduction in the effective tax rate was primarily due to the enactment of the Tax Cuts and Jobs Act in December 2017, which lowered the Company's federal statutory tax rate from 35% to 21%. Additionally, the effective tax rate for the three and six months ended June 30, 2018 was favorably impacted by the recognition of an income tax benefit related to excess tax benefits from stock option exercises totaling $26,456,000 and $46,022,000, respectively. For the three and six months ended June 30, 2017, the income tax benefit related to excess tax benefits from stock option exercises totaled $16,464,000 and $36,364,000, respectively.
Homebuilding
New orders in the second quarter of 2018 increased 6% to 4,964 units, when compared to 4,678 units in the second quarter of 2017. The average sales price of new orders in the second quarter of 2018 was $376,300, which was essentially flat when compared with the second quarter of 2017. Settlements increased in the second quarter of 2018 to 4,611 units, 18% higher than the second quarter of 2017. The Company’s backlog of homes sold but not settled as of June 30, 2018 increased on a unit basis by 15% to 10,162 units and increased on a dollar basis by 12% to $3,861,853,000 when compared to June 30, 2017.
Homebuilding revenues in the second quarter of 2018 totaled $1,750,463,000, 16% higher than the year earlier period. Gross profit margin in the second quarter of 2018 decreased to 19.1%, compared to 19.5% in the second quarter of 2017. Income before tax from the homebuilding segment totaled $223,266,000 in the second quarter of 2018, an increase of 17% when compared to the second quarter of 2017.
Mortgage Banking
Mortgage closed loan production in the second quarter of 2018 totaled $1,214,101,000, an increase of 17% when compared to the second quarter of 2017. Income before tax from the mortgage banking segment totaled $18,320,000 in the second quarter of 2018, an increase of 4% when compared to $17,631,000 in the second quarter of 2017.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-one metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Homebuilding:
Revenues	$1,750,463	$1,512,714	$3,240,556	$2,760,301
Other income	2,164	1,447	4,141	2,549
Cost of sales	(1,416,797)	(1,218,083)	(2,628,743)	(2,244,100)
Selling, general and administrative	(106,517)	(99,100)	(212,064)	(199,004)
Operating income	229,313	196,978	403,890	319,746
Interest expense	(6,047)	(5,641)	(12,054)	(11,219)
Homebuilding income	223,266	191,337	391,836	308,527

Mortgage Banking:
Mortgage banking fees	36,842	31,778	76,163	61,283
Interest income	2,915	1,554	5,008	3,215
Other income	641	506	1,165	815
General and administrative	(21,796)	(15,934)	(41,031)	(32,180)
Interest expense	(282)	(273)	(557)	(531)
Mortgage banking income	18,320	17,631	40,748	32,602

Income before taxes	241,586	208,968	432,584	341,129
Income tax expense	(38,412)	(61,091)	(63,361)	(90,329)

Net income	$203,174	$147,877	$369,223	$250,800

Basic earnings per share	$55.90	$39.46	$101.03	$67.30

Diluted earnings per share	$49.05	$35.19	$88.31	$60.36

Basic weighted average shares outstanding	3,635	3,748	3,655	3,726

Diluted weighted average shares outstanding	4,142	4,202	4,181	4,155

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Homebuilding:
Cash and cash equivalents	$417,341	$645,087
Restricted cash	22,130	19,438
Receivables	30,179	20,026
Inventory:
Lots and housing units, covered under sales agreements with customers	1,263,408	1,046,094
Unsold lots and housing units	113,493	148,620
Land under development	35,292	34,212
Building materials and other	21,422	17,273
	1,433,615	1,246,199

Contract land deposits, net	361,052	370,429
Property, plant and equipment, net	41,612	43,191
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	205,760	198,930
	2,553,269	2,584,880
Mortgage Banking:
Cash and cash equivalents	14,209	21,707
Restricted cash	3,672	2,256
Mortgage loans held for sale, net	399,806	352,489
Property and equipment, net	7,018	6,327
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	24,074	14,273
	456,126	404,399
Total assets	$3,009,395	$2,989,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$290,923	$261,973
Accrued expenses and other liabilities	306,452	341,891
Customer deposits	172,033	150,033
Senior notes	597,373	597,066
	1,366,781	1,350,963
Mortgage Banking:
Accounts payable and other liabilities	35,043	32,824
	35,043	32,824
Total liabilities	1,401,824	1,383,787

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both June 30, 2018 and December 31, 2017	206	206
Additional paid-in capital	1,721,696	1,644,197
Deferred compensation trust – 107,904 and 108,640 shares of NVR, Inc. common stock as of June 30, 2018 and December 31, 2017, respectively	(17,148)	(17,383)
Deferred compensation liability	17,148	17,383
Retained earnings	6,603,359	6,231,940
Less treasury stock at cost – 16,926,815 and 16,864,324 shares as of June 30, 2018 and December 31, 2017, respectively	(6,717,690)	(6,270,851)
Total shareholders' equity	1,607,571	1,605,492
Total liabilities and shareholders' equity	$3,009,395	$2,989,279

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,414	2,263	4,917	4,388
North East (2)	365	361	736	720
Mid East (3)	1,142	1,145	2,438	2,279
South East (4)	1,043	909	2,047	1,715
Total	4,964	4,678	10,138	9,102

Average new order price	$376.3	$377.0	$377.3	$384.6

Settlements (units)
Mid Atlantic (1)	2,239	1,976	4,165	3,634
North East (2)	354	329	655	597
Mid East (3)	1,092	947	1,971	1,672
South East (4)	926	665	1,716	1,270
Total	4,611	3,917	8,507	7,173

Average settlement price	$379.6	$386.1	$380.9	$384.8

Backlog (units)
Mid Atlantic (1)			4,976	4,295
North East (2)			763	731
Mid East (3)			2,365	2,106
South East (4)			2,058	1,681
Total			10,162	8,813

Average backlog price			$380.0	$390.9

New order cancellation rate	13%	13%	13%	14%
Community count (average)	480	491	483	488
Lots controlled at end of period			94,200	83,700

Mortgage banking data:
Loan closings	$1,214,101	$1,041,613	$2,223,774	$1,884,954
Capture rate	87%	88%	87%	87%

Common stock information:
Shares outstanding at end of period			3,628,515	3,747,606
Number of shares repurchased	42,112	32,840	158,380	83,762
Aggregate cost of shares repurchased	$126,296	$73,959	$483,538	$159,506

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com